Exhibit 99.1

IA GLOBAL UPDATES STATUS OF ALLEGED SHORT AND OTHER MANIPULATIVE SELLING OF ITS COMMON STOCK

SAN FRANCISCO, CA. January 16, 2009/Business Wire

IA Global Inc. (NYSE Alternext US: IAO) (the “Company”) As previously disclosed, the Company has been investigating unusual trading activity in its stock and has officially filed complaints regarding this trading activity with the Securities and Exchange Commission (SEC) and Financial Industry Regulatory Authority (FINRA). The Company has been cooperating with the SEC on an informal basis as they review the Company’s complaint.

As part of the Company’s ongoing investigation of the alleged manipulation of its common stock, we requested that all 5% holders present their share certificates and provide a representation that the owners have not sold, shorted, lent, hedged or used their certificates in any manner that would adversely impact the Company’s share price.

The Company has determined that Mr. Hiroki Isobe and his affiliated funds, holders of 76,064,070 shares, or 35%, of the Company’s common stock as of December 31, 2008, pledged 31,830,916 of his shares as collateral for loans since May 2008. Additional shares were provided to further secure the loans as the share price decreased.

On February 21, 2008, Mr. Schneideman, our CEO, was granted a proxy by IAJ LBO Fund, PBAA, Terra Firma, IAJ, Mr. Isobe and Mr. Nagae, to vote the 47.3% of the Common Stock held by these stockholders at all of the Company’s 2008 shareholder meetings. This proxy has expired and will not be renewed.

To the Company’s knowledge, Mr. Isobe has not updated his Form 13D filings with the SEC to reflect the pledge of his shares as collateral for the loans. Mr. Schneideman has sent communications to Mr. Isobe demanding that he immediately update his Form 13D filings to reflect the pledge of his shares and to report any other matters required to be disclosed on Form 13D in accordance with SEC regulations. Mr. Schneideman has further requested that he be removed as an associated person on Mr. Isobe’s Form 13D.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a rapidly growing Business Process Outsourcing (“BPO”) and Financial Services corporation targeting the B2B and B2C markets in the Asia Region, the US and Australia. The Company is actively seeking to expand its investments in the BPO, B2B and Financial services sectors. In Japan, IA Global is 100% owner of Global Hotline, Inc., a BPO organization, operating several major call centers providing primarily outbound telemarketing services for telecommunications and insurance products. In the Philippines, IA Global is the 100% owner of Global Hotline Philippines Inc., a BPO organization, providing inbound and outbound telemarketing services, and collocation facilities to a variety of industries. In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd, 36.0% in Australian Secured Financial Limited and 16% in Taicom Securities Co. Ltd.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.